Exhibit 99.2

Alta Equipment Group Announces Pricing of Upsized Private Offering of $315 Million of Senior Secured Second Lien Notes due 2026

LIVONIA, Mich.-- Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or the “Company”), announced today that it has priced $315 million in aggregate principal amount of its 5.625% senior secured second lien notes due 2026 (the "notes") in a private offering (the "offering") that is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). This represents an increase of $15 million from the previously announced offering of $300 million. The offering of the notes is expected to close on April 1, 2021, subject to customary closing conditions.

The notes will be guaranteed by all of the Company’s subsidiaries and will be secured by a second lien on substantially all of the assets of the Company and its subsidiaries. Concurrent with the closing of the offering the Company and its subsidiaries expect to refinance the Company’s senior credit obligations by entering into a $350 million amended and restated credit agreement and a $40 million amended and restated floor plan financing agreement (together, the “First Lien Facilities”), which agreements will be secured by a first priority lien on the same assets securing the notes. The Company intends to use the net proceeds from the offering, together with the proceeds of new borrowings under the First Lien Facilities, to repay certain of its current outstanding indebtedness, to pay fees and expenses incurred in connection with the offering and, to the extent there are remaining proceeds, for general corporate purposes.

The notes have not been and will not be registered under the Securities Act, or the securities laws of any other place. Unless they are registered, the notes may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. The notes will be offered by the initial purchasers of the notes only to persons reasonably believed to be qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include any statements regarding the intended use of proceeds from the notes, statements regarding refinancing our current credit obligations and statements regarding the closing of the note offering. These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Exhibit 99.2

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 36 years and has developed a branch network that includes 55 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia and Florida. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio.

Contacts

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altaequipment.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altaequipment.com

(248) 305-2134

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